Exhibit (a)(1)(ii)
LETTER OF TRANSMITTAL
NATIONAL HEALTHCARE PROPERTIES, INC.
For Tenders of
7.375% Series A Cumulative Redeemable Perpetual Preferred Stock
at a Cash Purchase Price of $22.50 Per Share
and
7.125% Series B Cumulative Redeemable Perpetual Preferred Stock
at a Cash Purchase Price of $22.50 Per Share
For a Maximum Aggregate Purchase Price in Cash of up to $100 Million
Pursuant to the Offer to Purchase Dated May 18, 2026

THE OFFERS, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 16, 2026, OR ANY OTHER DATE AND TIME TO WHICH THE COMPANY EXTENDS EITHER OR BOTH OF THE OFFERS (SUCH DATE AND TIME WITH RESPECT TO EITHER OFFER, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS EARLIER TERMINATED.

The undersigned represents that I (we) have full authority to tender without restriction the certificate(s) listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Shares”), of National Healthcare Properties, Inc. (“NHP”), tendered pursuant to this Letter of Transmittal, for purchase by us at a price of $22.50 per Series A Share, and /or a check representing a cash payment for shares of 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Shares,” and, together with the Series A Shares, the “Shares”) of NHP, tendered pursuant to this Letter of Transmittal, for purchase by us at a price of $22.50 per Series B Share, in each case less any applicable withholding taxes and without interest, upon the terms and subject to the conditions (including the purchase priority assigned to Series A Shares, any “odd lot” (holders of fewer than 100 Series A Shares or Series B Shares) priority, proration of the Series B Shares and other conditions of the Offers) in the Offer to Purchase, dated May 18, 2026 (as amended or supplemented from time to time, the “Offer to Purchase”), this Letter of Transmittal and the other materials filed as exhibits to NHP’s Tender Offer Statement on Schedule TO (which together, as they may be amended or supplemented from time to time, constitute the “Offers”).
Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 2. Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your Shares, to:

By Mail:	By Overnight Courier:

BY 5:00 P.M. New York City time on Expiration Date Computershare c/o Voluntary Corporate Actions (COY: HTIA) PO Box 43011 Providence, RI 02940-3011	BY 5:00 P.M. New York City time on Expiration Date Computershare c/o Voluntary Corporate Actions (COY: HTIA) 150 Royall Street, Suite V Canton, MA 02021

VOLUNTARY CORPORATE ACTION (COY: HTIA)

Pursuant to NHP’s concurrent but separate Offers to purchase up to a maximum aggregate purchase price in cash of $100 million (the “Maximum Aggregate Purchase Amount”) of (i) its Series A Shares for a purchase price of $22.50 per share (the “Series A Share Price”) in cash, and (ii) its Series B Shares for a purchase price of $22.50 per share (the “Series B Share Price”, and together with the Series A Share Price, the “Purchase Prices”) in cash, in each case less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase, the undersigned encloses herewith and tenders the following certificates representing Shares of NHP:

FOR OFFICE USE ONLY Approved W-9 Completed
DESCRIPTION OF SHARES TENDERED (SEE INSTRUCTIONS 3 AND 4)
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S) (PLEASE FILL IN, IF BLANK, EXACTLY AS NAME(S) APPEAR(S) ON SHARE CERTIFICATE(S)) and/or ACCOUNT STATEMENT	CERTIFICATES TENDERED (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
	Certificate Number(s) and/or indicate Book-Entry	Total Number of Shares Represented by Certificate(s)	Number of Shares Tendered (1,2)
SERIES A SHARES

Total Series A Shares Tendered:

SERIES B SHARES

Total Series B Shares Tendered:

(1)
If Shares are held in Book-Entry form, you MUST indicate the number of Shares you are tendering. Otherwise, all Shares represented by Book-Entry delivered to the Depositary Agent will be deemed to have been tendered.

(2)
If you wish to tender fewer than all shares represented by any certificate listed above, please indicate in this column the number of Shares you wish to tender. Otherwise, all Shares represented by share certificates delivered to the Depositary will be deemed to have been tendered. See Instruction 4.

☐	Lost Certificates. I have lost my certificate(s) for Shares and I require assistance in replacing the Shares (See Instruction 12).
THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT, TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR SHARES, TO COMPUTERSHARE (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH ABOVE. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO NHP OR GEORGESON LLC (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO COMPUTERSHARE TRUST COMPANY, N.A. WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.
VOLUNTARY CORPORATE ACTION (COY: HTIA)

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE IRS FORM W-9 PROVIDED BELOW OR APPROPRIATE IRS FORM W-8.
This Letter of Transmittal is to be used either if you hold certificates for the Series A Shares and/or the Series B Shares, or if your Shares are held in book entry form on the records of the Depositary or, unless an Agent’s Message (as defined below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at Computershare Trust Company, N.A. (the “Depository Trust Company”), which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Tendering stockholders must deliver to the Depositary by 5:00 p.m., New York City time, on the Expiration Date either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal. See Section 13 of the Offer to Purchase. Tendering stockholders whose certificates for Shares are not immediately available or who cannot deliver to the Depositary by the time provided immediately above either the certificates for, or timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal must tender their Shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
If you want to retain the Series A Shares and Series B Shares you own, you do not need to take any action. If you wish to tender Shares of one series but not the other, you should complete this Letter of Transmittal with respect to the Shares you wish to tender.
READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL
ODD LOTS
(See Instruction 13)
To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Series A Shares or Series B Shares. The undersigned (check all that apply):
 ☐ is the beneficial or record owner of an aggregate of fewer than 100 Series A Shares, all of which are being tendered.
 ☐ is the beneficial or record owner of an aggregate of fewer than 100 Series B Shares, all of which are being tendered.
LOST OR DESTROYED CERTIFICATE(S)
IF ANY STOCK CERTIFICATE REPRESENTING SHARES THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT COMPUTERSHARE AT (888) 796-2490 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT THE DEPOSITARY IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 12.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
VOLUNTARY CORPORATE ACTION (COY: HTIA)

Ladies and Gentlemen:
The undersigned hereby tenders to National Healthcare Properties, Inc., a Maryland corporation (“NHP”), shares of NHP’s 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Shares”) at a price of $22.50 per share in cash and/or NHP’s 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Shares”) at a price of $22.50 per share in cash, in each case less any applicable withholding taxes and without interest, upon the terms and subject to the conditions (including the purchase priority assigned to Series A Shares, any “odd lot” (holders of fewer than 100 Series A Shares or Series B Shares) priority, proration of the Series B Shares and other conditions of the Offers) set forth in NHP’s Offer to Purchase dated May 18, 2026 (as amended or supplemented from time to time, the “Offer to Purchase”), this Letter of Transmittal and the other materials filed as exhibits to NHP’s Tender Offer Statement on Schedule TO (which together, as they may be amended or supplemented from time to time, constitute the “Offers”), receipt of which is hereby acknowledged. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.
Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offers, the undersigned hereby sells, assigns and transfers to, or upon the order of, NHP, all right, title and interest in and to all the Shares that are being tendered and irrevocably constitutes and appoints NHP, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Shares, to (a) deliver certificates for such tendered Shares or transfer ownership of such tendered Shares on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, NHP upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such tendered Shares, (b) present such tendered Shares for cancellation and transfer on NHP’s books, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offers.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares and, when the same are accepted for payment, NHP will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or NHP, execute any additional documents deemed by the Depositary or NHP to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all such other Shares or other securities or rights), all in accordance with the terms of the Offers.
All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
The undersigned understands that:
1.
The valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offers. NHP’s acceptance of the tendered Shares will constitute a binding agreement between the undersigned and NHP on the terms and subject to the conditions of the Offers.

2.
It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender securities for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the securities that is equal to or greater than the amount tendered and will deliver or cause to be delivered such securities for the purpose of tender within the period specified in the tender offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into such securities (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such securities by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the tender offer and will deliver or cause to be delivered such securities so acquired for the purpose of tender within the period specified in the tender offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant

VOLUNTARY CORPORATE ACTION (COY: HTIA)

to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to NHP that (x) such stockholder has a “net long position” in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (y) such tender of Shares complies with Rule 14e-4. NHP’s acceptance for payment of Shares tendered pursuant to the Offers will constitute a binding agreement between the tendering stockholder and NHP upon the terms and subject to the conditions of the Offers.
3.
NHP will, upon the terms and subject to the conditions of the Offers (including the purchase priority assigned to Series A Shares, any “odd lot” (holders of fewer than 100 Series A Shares or Series B Shares) priority, proration of the Series B Shares and other conditions of the Offers), pay the per share price of $22.50 per Series A Share in cash and $22.50 per Series B Share in cash, in each case less any applicable withholding taxes and without interest, and will pay for Shares properly tendered and not properly withdrawn from the Offers, taking into account the number of Shares so tendered, by tendering stockholders, and any “odd lot” (holders of fewer than 100 Series A Shares or Series B Shares), and any applicable proration.

4.
NHP reserves the right, in its sole discretion, to change the Purchase Prices and to increase or decrease the Maximum Aggregate Purchase Amount, subject to applicable law. If we increase or decrease the Purchase Price for either Offer or the Maximum Aggregate Purchase Amount that we may purchase in the Offers, then the Offers or the affected Offer, as applicable, must remain open for at least ten business days following the date that notice of the increase or decrease is first published. In accordance with the rules of the U.S. Securities and Exchange Commission, we may purchase up to an additional 2% of the outstanding Series A Shares or Series B Shares without extending the applicable Offer. In such case, we may purchase additional Series A Shares only or Series B Shares only, or may purchase both additional Series A Shares and Series B Shares accepted for payment. However, if we purchase additional Shares in excess of 2% of either the outstanding Series A Shares or the outstanding Series B Shares, we will amend and extend the applicable Offer to the extent required by applicable law.

5.
Shares properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offers at the applicable per share price, upon the terms and subject to the conditions of the Offers, including the proration and conditional tender provisions described in the Offer to Purchase.

6.
NHP will return, at its expense, all Shares it does not purchase, including Shares not properly withdrawn and Shares not purchased because of proration or conditional tenders, promptly following the Expiration Date.

7.
Under the circumstances set forth in the Offer to Purchase, NHP expressly reserves the right, in its sole discretion, to terminate either or both Offers at any time and from time to time, upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase and to extend the period of time during which either or both of the Offers is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any extension of either Offer, all Shares previously tendered pursuant to such Offer and not properly withdrawn will remain subject to the Offer, subject to such extension and to the rights of a tendering stockholder to withdraw such stockholder’s Shares.

8.
Stockholders who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

9.	NHP has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Shares pursuant to the Offers.
10.
WE ARE NOT MAKING THE OFFERS TO, AND WILL NOT ACCEPT ANY TENDERED SHARES FROM, STOCKHOLDERS IN ANY JURISDICTION OR IN ANY CIRCUMSTANCES WHERE IT WOULD BE ILLEGAL TO DO SO, PROVIDED THAT WE WILL COMPLY WITH THE REQUIREMENTS OF RULE 13E-4(F)(8) PROMULGATED UNDER THE EXCHANGE ACT. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE ANY ACTIONS NECESSARY FOR US TO MAKE THE OFFERS TO STOCKHOLDERS IN ANY SUCH JURISDICTION.

VOLUNTARY CORPORATE ACTION (COY: HTIA)

The undersigned agrees to all of the terms and conditions of the Offers.
Unless otherwise indicated below in the section captioned “Special Payment Instructions,” please issue the check(s) for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check(s) for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check(s) for payment of the purchase price and/or return any certificates for Shares not tendered or accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check(s) and/or return such certificates (and any accompanying documents, as appropriate) to, the person or persons so indicated. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Payment Instructions have been given. The undersigned recognizes that NHP has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name of the registered holder(s) thereof if NHP does not accept for payment any of the Shares.
VOLUNTARY CORPORATE ACTION (COY: HTIA)

IMPORTANT: STOCKHOLDERS SIGN HERE
(also please complete IRS Form W-9 below or appropriate IRS Form W-8)
Signature(s) of Owner(s):
Dated:
(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of stock certificate(s) as evidenced by endorsement or stock powers transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 5).

Name(s):

(Please Print)

Capacity (full title):

Address:

(Include Zip Code)
Complete accompanying IRS Form W-9 or appropriate IRS Form W-8.
GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only;
see Instructions 1 and 5)
Name of Firm:
(Include Zip Code)
Authorized Signature:
Name:
(Please Type or Print)

Area Code and Telephone Number:

Dated:
NOTE: A notarization by a notary public is not acceptable.
PLACE MEDALLION GUARANTEE IN SPACE BELOW
VOLUNTARY CORPORATE ACTION (COY: HTIA)

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offers
1. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility’s system whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned “Special Payment Instructions” on this Letter of Transmittal or (b) such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a medallion program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as the term is defined in Exchange Act Rule 17Ad-15, each of the foregoing constituting an “Eligible Institution.” In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (866) 831-9374.
2. Requirements of Tender. This Letter of Transmittal is to be completed by stockholders either if certificates are to be forwarded herewith, shares are held in book-entry form on the records of the Depositary or, unless an Agent’s Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder to validly tender Shares pursuant to the Offers, (a) a Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered Shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date, or (b) a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at one of its addresses set forth on the back of this Letter of Transmittal prior to the Expiration Date and Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date, or (c) the stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.
Tenders of Shares made pursuant to an Offer may be withdrawn at any time prior to the Expiration Date for such Offer. A stockholder who has tendered both Series A Shares and Series B Shares may withdraw Shares of one series without withdrawing Shares of the other series. If NHP extends either or both of the Offers beyond that time, Shares tendered pursuant to such Offer may be withdrawn at any time until the extended Expiration Date. Shares that have not previously been accepted by NHP for payment may be withdrawn at any time after 5:00 p.m., New York City time, on July 16, 2026, the date that is 40 business days after the commencement of the Offers. To withdraw tendered Shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at one of the addresses set forth in this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering stockholder, the series of Shares to be withdrawn, the number of Shares to be withdrawn, and the name of the registered holder of the Shares. In addition, if the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for Shares to be withdrawn. If Shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offers unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.
Stockholders whose certificates for Shares are not immediately available or who cannot deliver their certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by NHP, must be received by the Depositary prior to the Expiration Date and (c) the certificates for all tendered Shares in proper form for transfer (or a book-entry confirmation with respect to all such Shares), together with a Letter of Transmittal (or facsimile of the Letter of Transmittal), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary, in each case by 5:00 p.m., New York City time, within one trading day following the applicable Expiration Date as provided in Section 3 of the Offer to
VOLUNTARY CORPORATE ACTION (COY: HTIA)

Purchase. A “trading day” is any day on which the Nasdaq Stock Market is open for business. The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that NHP may enforce such agreement against the participant.
THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of this Letter of Transmittal), waive any right to receive any notice of the acceptance for payment of their Shares.
3. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.
4. Partial Tenders. If fewer than all of the Shares represented by any certificate or shares held in book-entry on the records of the Depositary submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Description of Shares Tendered.” You MUST indicate the number of Shares you are tendering. Otherwise, all Shares represented by certificate(s) or book-entry delivered to the Depositary Agent will be deemed to have been tendered. In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.
5. Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.
If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to NHP of his or her authority to so act.
If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.
If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Shares tendered hereby, the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.
6. Stock Transfer Taxes. NHP will pay any stock transfer taxes with respect to the transfer and sale of Shares to it pursuant to the Offers. If, however, payment of the purchase price is to be made to, or if Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Shares tendered
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hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be the responsibility of the registered owner.
Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.
7. Special Payment and Delivery Instructions. If a check for the purchase price of any Shares accepted for payment is to be issued in the name of, and/or certificates for any Shares not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.
8. Waiver of Conditions; Irregularities. All questions as to the number of Shares to be accepted, the purchase price to be paid for Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Shares will be determined by NHP, in its sole discretion, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. NHP may delegate power in whole or in part to the Depositary. NHP reserves the absolute right to reject any or all tenders of any Shares that NHP determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of NHP’s counsel, be unlawful. NHP reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. NHP also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offers prior to the Expiration Date, or any defect or irregularity in any tender or withdrawal with respect to any particular Shares or any particular stockholder (whether or not NHP waives similar defects or irregularities in the case of other stockholders), and NHP’s interpretation of the terms of the Offers (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction, subject to a stockholder’s right to challenge our determination in a court of competent jurisdiction. In the event a condition is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender or withdrawal of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by NHP. NHP will not be liable for failure to waive any condition of the Offers, or any defect or irregularity in any tender or withdrawal of Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time NHP determines. None of NHP, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.
9. Backup Withholding. In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offers, a U.S. Stockholder (as defined below) tendering Shares in the Offers must (a) qualify for an exemption, as described below, or (b) timely provide the Depositary or other applicable withholding agent with such stockholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct (or that such stockholder is waiting for a TIN to be issued), and provide certain other certifications by completing the U.S. Internal Revenue Service (“IRS”) Form W-9 accompanying this Letter of Transmittal. If a U.S. Stockholder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose certain penalties on such U.S. Stockholder and payment of cash to such U.S. Stockholder pursuant to the Offers may be subject to backup withholding at the applicable statutory rate (currently 24%).
A “U.S. Stockholder” is any beneficial owner of Shares for U.S. federal income tax purposes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as determined for U.S. federal income tax purposes) are authorized to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person (as determined for U.S. federal income tax purposes). If a partnership, including any entity that is treated as a
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partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that holds Shares, you should consult your tax advisor regarding the tax consequences of tendering Shares held by the partnership.
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.
A tendering U.S. Stockholder is required to give the Depositary or other applicable withholding agent the TIN of the record owner of the Shares being tendered. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.
If a U.S. Stockholder has not been issued a TIN and has applied for one or intends to apply for one immediately, such U.S. Stockholder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a U.S. Stockholder has already applied for a TIN or that such U.S. Stockholder intends to apply for one soon. Notwithstanding that the U.S. Stockholder has written “Applied For” in Part I, the Depositary will withhold the applicable statutory rate (currently 24%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.
Some U.S. Stockholders, including all corporations. are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt stockholders should consult the instructions to the enclosed IRS Form W-9 for additional guidance.
A beneficial owner of Shares for U.S. federal income tax purposes that is not a U.S. Stockholder (a “non-U.S. Stockholder”), such as non-resident alien individuals and foreign entities, including a disregarded U.S. domestic entity that has a foreign owner, should not complete an IRS Form W-9. Instead, to establish an applicable exemption from backup withholding, establish its status under the Foreign Account Tax Compliance Act (“FATCA”), and (if applicable) claim a reduced rate of, or exemption from, income tax withholding on amounts treated as dividends (if any), a non-U.S. Stockholder (or its non-U.S. designee, if any) should complete and submit IRS Form(s) W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, signed under penalties of perjury, attesting to such non-U.S. Stockholder’s exemption from backup withholding and his, her or its FATCA status and (if applicable) claim a reduced rate of, or exemption from, income tax withholding on amounts treated as dividends (if any). The appropriate Form(s) W-8 may be obtained on the IRS website (www.irs.gov).
10. Withholding on Non-U.S. Stockholders. If you are a non-U.S. Stockholder, because it is unclear whether the cash you receive in connection with the Offers will be treated (i) as proceeds of a sale or exchange or (ii) as a distribution, it is possible that the Depositary or other applicable withholding agent may elect to treat such payment as a dividend distribution for withholding purposes. Accordingly, if you are a non-U.S. Stockholder, you may be subject to withholding on payments to you at a rate of 30% of the gross proceeds paid, unless the Depositary or other applicable withholding agent determines that a reduced rate of withholding is available to you pursuant to a tax treaty or that an exemption from withholding is applicable to you because such gross proceeds are effectively connected with your conduct of a trade or business within the United States. See Section 13 of the Offer to Purchase. In order to obtain a reduced rate of withholding pursuant to an applicable income tax treaty, a non-U.S. Stockholder must deliver to the Depositary, before the payment is made, a properly completed and executed IRS Form W-8BEN or W-8BEN-E claiming such reduction. In order to claim an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offers are effectively connected with the conduct of a trade or business within the United States, a non-U.S. Stockholder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8ECI. If the Company withholds on the payment, a non-U.S. Stockholder may be eligible to obtain a refund of all or a portion of any U.S. federal tax withheld if such non-U.S. Stockholder meets the “complete termination” or “not essentially equivalent to a dividend” tests described in Section 13 of the Offer to Purchase that will permit the Company to treat the transaction as a sale of the Shares in a transaction that is not taxable as a result of the applicable rules or is otherwise able to establish that such non-U.S. Stockholder is entitled to a reduced rate of withholding pursuant to any applicable income tax treaty and a higher rate was withheld.
Unless such non-U.S. Stockholder establishes his, her or its exemption from FATCA, or otherwise complies with FATCA reporting obligations, to comply with FATCA the Company may withhold 30% from such non-
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U.S. Stockholder’s proceeds on the basis of the assumption that the proceeds are treated as a dividend under the applicable tax rules. If the IRS were to determine that the proceeds are not properly treated as a dividend for U.S. federal income tax purposes, non-U.S. Stockholders may be subject to U.S. federal income tax, generally at the rates applicable to U.S. taxpayers, under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), plus an additional 30% “branch profits tax” for corporate non-U.S. Stockholders with respect to certain amounts. Amounts subject to tax under FIRPTA (or that may be taxed under FIRPTA) are generally subject to withholding at the rate of 15%, although the Company intends to withhold at the 30% rate, subject to reduction, as described above.
For withholding purposes, the Company will treat any proceeds received by a non-U.S. Stockholder pursuant to the Offers as a dividend for U.S. federal income tax purposes and the Company will withhold accordingly; provided, however, that in the case of a non-U.S. Stockholder that properly claims a reduced rate of, or exemption from, withholding on dividends, the Company may withhold at not less than the 15% withholding rate that may apply under FIRPTA to amounts not treated as dividends. Non-U.S. Stockholders should refer to Section 12 of the Offer to Purchase for a description of certain U.S. federal income tax considerations generally applicable to certain non-U.S. Stockholders tendering shares of Shares pursuant to the Offers.
NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX WITHHOLDING RULES, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.
11. Requests for Assistance or Additional Copies. If you have questions or need assistance, you should contact the Information Agent at their address and telephone number set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at NHP’s expense.
12. Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the stockholder should promptly notify Computershare at the toll-free number (888) 796-2490. The stockholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.
13. Odd Lots. As described in Section 1 of the Offer to Purchase, if NHP purchases less than all Shares tendered and not withdrawn before the Expiration Date, within each Offer, the Shares purchased first will consist of all Shares tendered by any stockholder who owns, beneficially or of record, an aggregate of fewer than 100 Series A Shares or Series B Shares and who tenders all of such Series A Shares or Series B Shares, as applicable. Even if you otherwise qualify for the “odd lot” preferential treatment, you will not receive such preferential treatment unless you complete the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery.
IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.
Any questions or requests for assistance may be directed to the Information Agent at their telephone number and address set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offers.
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The Depositary for the Offers is:
Computershare

By Mail:	By Overnight Courier:

BY 5:00 P.M. New York City time on Expiration Date Computershare c/o Voluntary Corporate Actions (COY: HTIA) PO Box 43011 Providence, RI 02940-3011	BY 5:00 P.M. New York City time on Expiration Date Computershare c/o Voluntary Corporate Actions (COY: HTIA) 150 Royall Street, Suite V Canton, MA 02021

The Information Agent for the Offers is:

51 West 52nd Street, 6th Floor
New York, NY 10019
Shareholders, Banks and Brokers
Call Toll Free: (866) 831-9374
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Form W-9 Request for Taxpayer Identification Number and Certification Go to www.irs.gov/FormW9 for instructions and the latest information. Give form to the requester. Do not send to the IRS. Print or type. See Specific Instructions on page 3. (Rev. March 2024) Department of the Treasury Internal Revenue Service Before you begin. For guidance related to the purpose of Form W-9, see Purpose of Form, below. Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner’s name on line 1, and enter the business/disregarded entity’s name on line 2.) Business name/disregarded entity name, if different from above. 3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only one of the following seven boxes. Individual/sole proprietor C corporation S corporation Partnership Trust/estate LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . Note: Check the “LLC” box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner. Other (see instructions) 3b If on line 3a you checked “Partnership” or “Trust/estate,” or checked “LLC” and entered “P” as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . . . . . . 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) (Applies to accounts maintained outside the United States.) Address (number, street, and apt. or suite no.). See instructions. Requester’s name and address (optional) City, state, and ZIP code List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later. Note: If the account is in more than one name, see the instructions for line 1. See also What Name and Number To Give the Requester for guidelines on whose number to enter. Social security number – – or Employer identification number – Part II Certification Under penalties of perjury, I certify that: The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and I am a U.S. citizen or other U.S. person (defined below); and The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later. Sign Here Signature of U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9. What’s New Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the “LLC” box and enter its appropriate tax classification. New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065). Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they Form W-9 (Rev. 3-2024) Cat. No. 10231X

Form W-9 (Rev. 3-2024) Page 2 must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following. Form 1099-INT (interest earned or paid). Form 1099-DIV (dividends, including those from stocks or mutual funds). Form 1099-MISC (various types of income, prizes, awards, or gross proceeds). Form 1099-NEC (nonemployee compensation). Form 1099-B (stock or mutual fund sales and certain other transactions by brokers). Form 1099-S (proceeds from real estate transactions). Form 1099-K (merchant card and third-party network transactions). Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition). Form 1099-C (canceled debt). Form 1099-A (acquisition or abandonment of secured property). Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. Caution: If you don’t return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later. By signing the filled-out form, you: Certify that the TIN you are giving is correct (or you are waiting for a number to be issued); Certify that you are not subject to backup withholding; or Claim exemption from backup withholding if you are a U.S. exempt payee; and Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See What Is FATCA Reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities. The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status. In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity. In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust. In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust. See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. The treaty article addressing the income. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. The type and amount of income that qualifies for the exemption from tax. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: You do not furnish your TIN to the requester; You do not certify your TIN when required (see the instructions for Part II for details); The IRS tells the requester that you furnished an incorrect TIN; The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under “By signing the filled-out form” above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3 Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier. What Is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application. Sole proprietor. Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or “doing business as” (DBA) name on line 2. Partnership, C corporation, S corporation, or LLC, other than a disregarded entity. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2. Disregarded entity. In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner’s name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN. Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2. Line 3a Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a. IF the entity/individual on line 1 is a(n) . . . THEN check the box for . . . Corporation Corporation. Individual or Sole proprietorship Individual/sole proprietor. LLC classified as a partnership for U.S. federal tax purposes or LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation. Partnership Partnership. Trust/estate Trust/estate. Line 3b Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b. Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065). If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply. Line 4 Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions. Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4 2—The United States or any of its agencies or instrumentalities. 3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities. 5—A corporation. 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory. 7—A futures commission merchant registered with the Commodity Futures Trading Commission. 8—A real estate investment trust. 9—An entity registered at all times during the tax year under the Investment Company Act of 1940. 10—A common trust fund operated by a bank under section 584(a). 11—A financial institution as defined under section 581. 12—A middleman known in the investment community as a nominee or custodian. 13—A trust exempt from tax under section 664 or described in section 4947. The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7. Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4. Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 5.2 Payments made in settlement of payment card or third-party network transactions Exempt payees 1 through 4. 1 See Form 1099-MISC, Miscellaneous Information, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) entered on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37). B—The United States or any of its agencies or instrumentalities. C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities. D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i). E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i). F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state. G—A real estate investment trust. H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940. I—A common trust fund as defined in section 584(a). J—A bank as defined in section 581. K—A broker. L—A trust exempt from tax under section 664 or described in section 4947(a)(1). M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan. Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter “NEW” at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/EIN. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days. If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. See also Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024) Page 6 Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Go to www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.